EXHIBIT 5.1

LETTERHEAD OF YRARRÁZAVAL, RUIZ-TAGLE, GOLDENBERG, LAGOS & SILVA
ABOGADOS

Santiago, November 27, 2006

Ladies and Gentlemen,

     We have acted as Chilean counsel to Banco Santander-Chile, a banking corporation (banco) organized under the laws of the Republic of Chile (“Santander”), in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission by Santander for the purpose of registering under the U.S. Securities Act of 1933, as amended (the “Securities Act”) debt securities (the “Debt Securities”), and shares of common stock, without par value (the “Common Stock”, together with the Debt Securities, the “Registered Securities”).

     In arriving to the opinions expressed below, we have examined the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of Santander and such other instruments and other certificates of public officials, officers and representatives of Santander and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

     In connection with the opinions expressed below, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based upon the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

     (i) the outstanding shares of Common Stock have been duly authorized and validly issued by Santander (in accordance with Chilean law) and are fully paid and non-assessable;

     (ii) any newly issued shares of Common Stock, when issued and paid for as contemplated in the Registration Statement, will have been duly authorized and validly issued by Santander (in accordance with Chilean law), and will, upon such issuance, be fully paid and non-assessable, provided that (a) those newly issued shares have been issued after a capital increase of Santander has been approved by a legally constituted extraordinary shareholders’ meeting of Santander; (b) such capital increase has complied with all formalities required by Chilean law; (c) the board of directors of Santander has issued the newly issued shares following the authority given by the extraordinary shareholders’ meeting of Santander and at least at the minimum price approved by such shareholders’ meeting; (d) the newly issued shares have been offered first to the registered shareholders of Santander, complying with all formalities required by Chilean law; and (e) if such shares are then offered to non-

shareholders of Santander, either (1) such offer has been made on terms or at a price no more favorable than the terms or price offered to the shareholders of Santander or (2) such offer and sale occurs over a stock exchange; and

     (iii) the Debt Securities, when executed, authenticated and issued in accordance with the provisions of the indenture dated December 9, 2004 between Santander and Deutsche Bank Trust Company Americas, as Trustee, and duly delivered to and paid for by the purchasers thereof, will be enforceable against Santander in Chile, and to ensure the legality, validity, enforceability, priority or admissibility in evidence in Chile of any Debt Securities, it is not necessary that any such Debt Securities or any other document or instrument be registered, recorded or filed with any court or other authority in Chile or be notarized or that any documentary, stamp or similar tax, imposition or charge be paid on or in respect of any such Debt Securities or any other document or instrument, provided that an official Spanish translation of any such Debt Security or document is required to bring an action thereon in any court in Chile, and provided further that the Chilean stamp tax in respect of the Debt Securities has been paid.

     We are lawyers admitted to practice in the Republic of Chile and the foregoing opinion is limited to the laws of the Republic of Chile as in effect on the date hereof.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Validity of the Securities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours sincerely,

/s/ Luis Carlos Valdes C.

Luis Carlos Valdes C.